RIDGEWORTH FUNDS

SCHEDULE A

TO THE

SHAREHOLDER SERVICING PLAN

This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and classes) of RidgeWorth Funds:

Fund Name	Class	Maximum Fee
Equity Funds
Aggressive Growth Stock Fund	A Shares	0.40%
Aggressive Growth Stock Fund	I Shares	0.40%
International Equity Fund	A Shares	0.40%
International Equity Fund	I Shares	0.40%
Large Cap Growth Stock Fund	A Shares	0.40%
Large Cap Growth Stock Fund	I Shares	0.40%
Large Cap Value Equity Fund	A Shares	0.40%
Large Cap Value Equity Fund	I Shares	0.40%
Mid-Cap Value Equity Fund	A Shares	0.40%
Mid-Cap Value Equity Fund	I Shares	0.40%
Small Cap Growth Stock Fund	A Shares	0.40%
Small Cap Growth Stock Fund	I Shares	0.40%
Small Cap Value Equity Fund	A Shares	0.40%
Small Cap Value Equity Fund	I Shares	0.40%

Fund Name	Class	Maximum Fee
Fixed Income Funds
Core Bond Fund	A Shares	0.20%
Core Bond Fund	I Shares	0.20%
Corporate Bond Fund	A Shares	0.20%
Corporate Bond Fund	I Shares	0.20%
Georgia Tax-Exempt Bond Fund	A Shares	0.20%
Georgia Tax-Exempt Bond Fund	I Shares	0.20%
High Grade Municipal Bond Fund	A Shares	0.20%
High Grade Municipal Bond Fund	I Shares	0.20%
High Income Fund	A Shares	0.20%
High Income Fund	I Shares	0.20%
Intermediate Bond Fund	A Shares	0.20%
Intermediate Bond Fund	I Shares	0.20%
Investment Grade Tax-Exempt Bond Fund	A Shares	0.20%
Investment Grade Tax-Exempt Bond Fund	I Shares	0.20%
Limited Duration Fund	I Shares	0.20%
Limited-Term Federal Mortgage Securities Fund	A Shares	0.20%
Limited-Term Federal Mortgage Securities Fund	I Shares	0.20%
North Carolina Tax-Exempt Bond Fund	A Shares	0.20%
North Carolina Tax-Exempt Bond Fund	I Shares	0.20%
Seix Floating Rate High Income Fund	A Shares	0.20%
Seix Floating Rate High Income Fund	I Shares	0.20%
Seix High Yield Fund	A Shares	0.20%
Seix High Yield Fund	I Shares	0.20%
Short-Term Bond Fund	A Shares	0.20%
Short-Term Bond Fund	I Shares	0.20%
Short-Term Municipal Bond Fund	A Shares	0.20%
Short-Term Municipal Bond Fund	I Shares	0.20%
Total Return Bond Fund	A Shares	0.20%
Total Return Bond Fund	I Shares	0.20%
U.S. Government Securities Fund	A Shares	0.20%
U.S. Government Securities Fund	I Shares	0.20%
U.S. Government Securities Ultra-Short Bond Fund	I Shares	0.20%
Ultra-Short Bond Fund	I Shares	0.20%
Virginia Intermediate Municipal Bond Fund	A Shares	0.20%
Virginia Intermediate Municipal Bond Fund	I Shares	0.20%

Fund Name	Class	Maximum Fee
Allocation Strategies
Aggressive Growth Allocation Strategy	A Shares	0.40%
Aggressive Growth Allocation Strategy	I Shares	0.40%
Conservative Allocation Strategy	A Shares	0.20%
Conservative Allocation Strategy	I Shares	0.20%
Growth Allocation Strategy	A Shares	0.40%
Growth Allocation Strategy	I Shares	0.40%
Moderate Allocation Strategy	A Shares	0.40%
Moderate Allocation Strategy	I Shares	0.40%

Adopted May 14, 2009

Amended August 1, 2009

Amended September 30, 2011

Amended April 10, 2012

Amended May 23, 2013 (incorporating sub-transfer agency fees approved May 24, 2012 and effective August 1, 2012)

Amended August 1, 2014 (removing Short-Term U.S. Treasury Securities Fund)

Amended January 30, 2015 (removing International Equity Index Fund and Select Large Cap Growth Stock Fund)